Exhibit 99.1

Adverum Biotechnologies, Inc. Appoints Richard N. Spivey, Pharm.D., Ph.D. to Board of Directors

— Dr. Spivey to Chair the Nomination and Governance Committee and Serve on the Audit Committee—

MENLO PARK, CA, April 20, 2017 – Adverum Biotechnologies, Inc. (Nasdaq: ADVM), a leading gene therapy company advancing novel medicines to address unmet needs in serious rare and ocular diseases, today announced the appointment of Richard N. Spivey, Pharm.D., Ph.D. to its board of directors. Dr. Spivey will be the chairman of the nomination and governance committee and a member of the audit committee.

“Rich is an executive with over 30 years of experience and has an impressive track record in drug development and regulatory approvals,” said Paul Cleveland, executive chairman of the board of Adverum. “He brings extensive experience and strong relationships with regulatory agencies, which will be valuable as we plan and execute our development, regulatory, and commercial planning strategies. His appointment marks another step forward in the evolution of Adverum, and I am excited to have him join the board.”

Dr. Spivey has significant experience in research and development at leading global pharmaceutical companies. Dr. Spivey currently serves as a scientific advisor to the pharmaceutical industry. From 2010 to 2015, Dr. Spivey served as senior vice president of global regulatory affairs at Allergan, plc. During his tenure, he was responsible for pharmaceuticals, including the approvals of Botox and Ozurdex, and medical devices. From 2002 to 2010, Dr. Spivey worked with Meda AB after the acquisition of MedPointe Pharmaceuticals, serving as chief scientific officer and head of research and development for both. Earlier in his career, Dr. Spivey worked for Pharmacia Corporation (now Pfizer, Inc.), Schering-Plough Corporation (now Merck & Co.), Parke-Davis/Warner-Lambert (now Pfizer, Inc.), and Boots Pharmaceuticals, Inc.. Dr. Spivey earned a Ph.D. in Pharmacy Administration from the University of Minnesota and a Pharm.D. from the University of Southern California.

Dr. Spivey also serves as a member of the board of directors of Inotek Pharmaceuticals, where he is chairman of the nominating and governance committee since 2015.

About Adverum Biotechnologies, Inc.

Adverum is a gene therapy company advancing novel medicines that can offer life-changing benefits to patients living with serious rare and ocular diseases. Adverum has a robust pipeline that includes product candidates designed to treat wet age-related macular degeneration (wAMD) and rare diseases alpha-1 antitrypsin (A1AT) deficiency and hereditary angioedema (HAE). Leveraging a next-generation adeno-associated virus (AAV)-based directed evolution platform, the Company generates product candidates designed to provide durable efficacy by inducing sustained expression of a therapeutic protein. Adverum has collaboration agreements with Regeneron Pharmaceuticals to research, develop, and commercialize gene therapy products for ophthalmic diseases and Editas Medicine to explore the delivery of genome editing medicines for the treatment of inherited retinal diseases. Adverum’s core capabilities include clinical development and in-house manufacturing expertise, specifically in process development and assay development. For more information please visit www.adverum.com.

Forward-looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements regarding Adverum’s plans, potential opportunities, expectations, projections, goals, objectives, milestones, strategies and product pipeline, all of which are based on certain assumptions made by Adverum on current conditions, expected future developments and other factors Adverum believes are appropriate in the circumstances. Adverum may not consummate any plans or product or clinical development goals in a timely manner, or at all, or otherwise carry out the intentions or meet the expectations or projections disclosed in its forward-looking statements, and you should not place undue reliance on these forward-looking statements. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, the risk that Adverum’s resources will not be sufficient for Adverum to conduct or continue planned development programs and planned clinical trials, the risk of a delay in the enrollment of patients in Adverum’s clinical studies or in the manufacturing of products to be used in such clinical studies, the risk that Adverum will not be able to successfully develop or commercialize any of its product candidates, and the risk that Adverum will fail to receive required regulatory approvals. Risks and uncertainties facing Adverum are described more fully in Adverum’s periodic reports filed with the SEC. All forward-looking statements contained in this press release speak only as of the date on which they were made. Adverum undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

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Contacts for Adverum:

Leone Patterson

Chief Financial Officer

Adverum Biotechnologies, Inc.

650-665-7222

lpatterson@adverum.com

Jill Steier

Senior Vice President

The Trout Group LLC

646-378-2946

jsteier@troutgroup.com